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Tokheim Corporation and Subsidiaries
Exhibit (11) - Earnings Per share
For the three month  period ended February 28, 1999 and 1998.

Basic earnings per share ("EPS") is calculated based on earnings (loss) available to common shareholders and the weighted average number of common stock shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock equivalents such as stock issued pursuant to the conversion of preferred stock, the exercise of stock options outstanding and the common stock warrants outstanding.

The following table presents information necessary to calculate earnings per share for the three month periods ended February 28, 1999 and 1998.

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                                                                                                 Basic
                                                                                     =============================
                                                                                          Three Months Ended
                                                                                     =============================
                                                                                     February 28,     February 28,
                                                                                         1999            1998
                                                                                     ------------     ------------
Shares outstanding (in thousands):
  Weighted average outstanding......................................................    12,662             8,250
                                                                                      ========           ========

Net earnings (loss):
  Before extraordinary item.........................................................  $(14,178)          $(5,606)
  Extraordinary loss on debt extinguishment, net of tax benefit.....................    (6,249)               --
                                                                                      ---------          --------
  Net earnings (loss)...............................................................   (20,427)           (5,606)
  Preferred stock dividend..........................................................      (374)             (374)
                                                                                      ---------          --------
  Earnings (loss) applicable to common stock........................................  $(20,801)          $(5,980)
                                                                                      ========           ========

Net earnings (loss) per common share:
  Before extraordinary item.........................................................  $  (1.15)          $ (0.72)
  Extraordinary loss on debt extinguishment, net of tax benefit.....................     (0.49)               --
                                                                                      ---------          --------
  Net earnings (loss)...............................................................  $  (1.64)          $ (0.72)
                                                                                      ========           ========

For financial reporting purposes, the loss per share, assuming full dilution, is considered to be the same as basic since the effect of the common stock equivalents would be antidilutive.

                                                                                                 Diluted
                                                                                     =============================
                                                                                          Three Months Ended
                                                                                     =============================

                                                                                     February 28,     February 28,
                                                                                         1999            1998
                                                                                     ------------     ------------
Shares outstanding (in thousands):
  Weighted average outstanding......................................................    12,662             8,250
  Share equivalents.................................................................     2,549               283
  Weighted conversion of preferred stock............................................       771               772
                                                                                      --------           -------
  Adjusted outstanding..............................................................    15,983             9,305
                                                                                      ========           =======

Net earnings (loss):
  Before extraordinary item.........................................................  $(14,178)          $(5,606)
  Extraordinary loss on debt extinguishment, net of tax benefit.....................    (6,249)               --
                                                                                      --------           -------
  Net earnings (loss)...............................................................   (20,427)           (5,606)
  Incremental RSP expense...........................................................      (374)             (374)
                                                                                      --------           -------
  Earnings (loss) applicable to common stock........................................  $(20,801)          $(5,980)
                                                                                      ========           =======

Net earnings (loss) per common share:
  Before extraordinary item.........................................................  $  (0.91)          $ (0.64)
  Extraordinary loss on debt extinguishment, net of tax benefit.....................     (0.39)               --
                                                                                      --------           -------
  Net earnings (loss)...............................................................  $  (1.30)          $ (0.64)
                                                                                      ========           =======
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